RENO AIR, INC.
                                 220 Edison Way
                               Reno, Nevada 89502
                             ----------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                   To Be Held
                                  May 22, 1997
                              --------------------

TO THE HOLDERS OF COMMON STOCK OF RENO AIR, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Reno Air, Inc., a Nevada corporation (the "Company"), will be held at 9:00 o'clock a.m., local time, on May 22, 1997, at the Reno Hilton, Reno, Nevada, for the following purposes:

     1. To elect eight directors of the Company to hold office until the 1997 Annual Meeting of Stockholders and until the election and qualification of their respective successors.

     2. To consider and act upon a proposal to approve an amendment to and restatement of the Reno Air 1992 Stock Option Plan renaming the plan the Employee Stock Incentive Plan, as described herein.

     3. To consider and act upon a proposal to approve the Reno Air Director Stock Option Plan, as described herein.

     4. To transact such other business as may properly come before the meeting or any and all adjournments thereof.

         Only holders of record of the Company's common stock at the close of business on April 4, 1997, are entitled to receive notice of, and to vote at, the meeting and any adjournment thereof. Such stockholders may vote in person or by proxy. The stock transfer books of the Company will not be closed.

         Stockholders who find it convenient are cordially invited to attend the meeting in person. Stockholders whose shares are registered in the name of a broker, bank or other nominee should bring to the meeting a statement from their nominee showing their ownership of Reno Air common stock (or other evidence of such ownership), or they may not be admitted to the meeting. If such stockholders desire to vote their shares, they must bring a proxy duly executed by the record holder of their shares.

         In any event, you are requested to fill in, sign, date and return the accompanying proxy in the enclosed envelope. No postage is required if mailed in the United States.

                                          By Order of the Board of Directors,




                                           ROBERT M. ROWEN
                                           Secretary
Dated:  April 11, 1997

                                 RENO AIR, INC.
                                 220 Edison Way
                               Reno, Nevada 89502
                              --------------------

                                 PROXY STATEMENT
                               -------------------

                         Annual Meeting of Stockholders

                                  May 22, 1997
                               ------------------

         This proxy statement is furnished in connection with the solicitation by the Board of Directors of Reno Air, Inc., a Nevada corporation (the "Company"), of proxies to be used at the Annual Meeting of Stockholders of the Company to be held at 9:00 a.m., local time, on May 22, 1997, at the Reno Hilton, Reno, Nevada, and at any adjournments thereof. If proxy cards in the accompanying form are properly executed and returned, the shares of the Company's common stock, par value $.01 per share (the "Common Stock"), represented thereby will be voted as instructed on the proxy, and if no instructions are given, such shares will be voted (1) for the election as directors of the nominees of the Board of Directors named below; (2) in favor of the proposal to amend and restate the Corporation's 1992 Stock Option Plan and to rename the plan the Employee Stock Incentive Plan; (3) in favor of the proposal to adopt the Director Stock Option Plan; and (4) in the discretion of the proxies named in the proxy card on any other proposals which may properly come before the meeting or any adjournment(s) thereof.

         Any proxy may be revoked in writing prior to its exercise. The attendance at the meeting by any stockholder who has previously given a proxy will not revoke the proxy unless such stockholder delivers written notice of revocation to the secretary of the meeting prior to the exercise of the proxy. The approximate date of mailing of this Proxy Statement and the accompanying proxy card is April 21, 1997.

                                     VOTING

         Holders of record of the Company's Common Stock on April 4, 1997 (the "Record Date") will be entitled to vote at the Annual Meeting and any adjournment(s) thereof. As of that date there were 10,439,120 shares of Common Stock outstanding and entitled to vote and a majority, or 5,219,560 shares, will constitute a quorum for the transaction of business. Each share of Common Stock entitles the holder thereof to vote on all matters to come before the meeting, including the election of directors.

         The favorable vote of a plurality of the shares duly represented in person or by proxy and entitled to vote at the meeting is necessary to elect each director nominated for election at the meeting. The favorable vote of a majority of the shares duly represented in person or by proxy and entitled to vote at the meeting is necessary to approve the proposal amending and restating the 1992 Stock Option Plan and to approve the proposal to adopt the Director Stock Option Plan. Abstentions will have the same effect as votes against the proposals. Broker non-votes will be counted for purposes of determining a quorum and otherwise considered not represented with regard to voting on any matter with respect to which there is a broker non-vote. The Board of Directors recommends a vote FOR each of the proposals.

                              ELECTION OF DIRECTORS

         Unless otherwise specified in the accompanying proxy, the shares voted pursuant thereto will be cast FOR the election of each of Donald L. Beck, Barrie
K. Brunet, Lee M. Hydeman, Joe M. Kilgore, James T. Lloyd, Robert W. Reding, Wayne L. Stern and Agnieszka Winkler, as directors to hold office until the 1998 Annual Meeting of Stockholders and until their respective successors shall be duly elected and shall have qualified. If, for any reason, at the time of election, any such nominee should be unwilling to accept nomination or election, such proxy may be voted for the election, in his or her place, of a substitute nominee recommended by the Board of Directors. However, the Board of Directors has no reason to believe that any such person will be unwilling to serve as a director.

         Information with respect to the Company's nominees for director is set forth below.

                                                                     Has Been a
                                  Positions and Offices Presently     Director
Name                       Age          Held with the Company          Since

Lee M. Hydeman             68         Chairman of the Board of          1990
Directors

Donald L. Beck             70                 Director                  1990

Barrie K. Brunet           72                 Director                  1992

Joe M. Kilgore             78                 Director                  1992

James T. Lloyd             56                 Director                  1996

Robert W. Reding           47        President, Chief Executive         1994
                                        Officer and Director

Wayne L. Stern, M.D.       54                 Director                  1990

Agnieszka Winkler          51                 Director                  1994

---------------------

     Lee M. Hydeman has been a director of the Company since September 1990 and Chairman since December 1991. From April 1, 1994 through September 22, 1995, Mr. Hydeman also served as Chief Executive Officer of the Company. Mr. Hydeman has 30 years experience in the airline industry, including 13 years as Washington, D.C. counsel to and an officer of Continental Air Lines (prior to its restructuring in 1982).

     Donald L. Beck has been a director of the Company since October 1990. He is and has been since 1988 the Chairman of the Board of The Pacific Group, an airline consulting firm located in Manhattan Beach, California, and, since 1995, a Director of Vision Expeditions (airline ticket consolidator). From 1988 until 1993, Mr. Beck was Chairman of Pacific Rim Development Corp., a land development company, also located in Manhattan Beach, California. Mr. Beck has 30 years experience in the airline industry, including 28 years as a senior officer of Continental Air Lines, Western Airlines and World Airways.

     Barrie K. Brunet has been a director of the Company since April 13, 1992. From April 1986 until March 1990 (when he retired) Mr. Brunet was employed by Bally Entertainment Company as the President and Chief Operating Officer of Bally's Casino Resort-Reno and as the Vice President and Director of Bally Grand, Inc., a subsidiary of Bally Manufacturing Company.

     Joe M. Kilgore has been a director of the Company since September 18, 1992. From October 1990 to September 1992, he acted as an advisor to the Board of Directors. Since 1965, Mr. Kilgore has been a partner in the law firm of McGinnis, Lochridge & Kilgore in Austin, Texas. He is also director of Texas Regional Bancshares, Inc. and its subsidiary, Texas State Bank, both in McAllen, Texas, and a director of Photo Control Corporation in Minneapolis. Mr. Kilgore also has 10 years' experience as a director of Continental Air Lines (prior to its restructuring in 1982).

     James T. Lloyd has been a director of the Company since April 11, 1996. From February 1987 through February 1996, Mr. Lloyd was an officer of USAir Group, Inc., most recently Executive Vice President, General Counsel and Secretary. Mr. Lloyd served as Chairman of the Law Council of the Air Transport Association in Washington, D.C. in 1991 and 1992 and as a member of the Air Transport Association's Audit Committee from 1992 to 1996. Prior to joining USAir, Mr. Lloyd was engaged in the private practice of law.

     Robert W. Reding has been President, Chief Executive Officer and a director of the Company since September 22, 1995. From April 1994 until September 1995, Mr. Reding was President and Chief Operating Officer and a director of the Company. From January 1992 through March 1994, Mr. Reding was Vice President - Operations of the Company and Mr. Reding was a consultant to the Company during 1991. Mr. Reding is a director of Clean Energy Technologies, Inc., based in Sarasota, Florida and a director of the Reno-Sparks Convention and Visitors Authority.

     Wayne L. Stern, M.D. has been a director of the Company since its inception. Since 1974, Dr. Stern has been the President of, and conducts his medical practice as a specialist in pulmonary medicine through, Minnesota Lung Center, Ltd., located in Minneapolis, Minnesota. Since 1984 he has been a director of Special Medical Services, Inc., a home health care company in Minneapolis, Minnesota. Since 1989, Dr. Stern has been the director of respiratory care at Abbott-Northwestern Hospital in Minneapolis.

     Agnieszka Winkler has been a director of the Company since January 21, 1994. She is a principal of, and the founder (in 1984) of Winkler Advertising, an advertising agency based in San Francisco. Ms. Winkler is a member of the Board of Directors of Lifeguard, Inc. and is a member of the Board of Trustees of Santa Clara University.

     John R. Hardesty, age 57, has been a director of the Company since March 18, 1995, but is not nominated for re-election. He is and has been since 1986 the Chairman of Thermo Dynamics, Inc., located in Laughlin, Nevada and Electro-Dynamics Crystal Corporation, located in Overland Park, Kansas. He is also a director of Video Lottery Technologies, Inc. and La Teko Resources, Ltd.




                              MEETINGS OF THE BOARD

     During the fiscal year ended December 31, 1996, the Board of Directors held five meetings, four of which were held in person and one of which was telephonic. During such period, each of the current directors of the Company attended 75% or more of the total number of meetings held by the Board of Directors and by all committees of the Board on which such director served.

     The Board has standing executive, nominating and compensation, strategic planning and audit and ethics committees, which (other than the executive committee) meet at each regularly scheduled meeting of the Board of Directors and at other times when warranted.

     The members of the executive committee are Lee M. Hydeman, who serves as Chairman, Donald L. Beck, James T. Lloyd, Robert W. Reding and Dr. Wayne Stern. The executive committee has the authority to act in place of the Board of Directors on all matters except those required by law or by the Company's Certificate of Incorporation or By-Laws to be acted upon exclusively by the Board. The executive committee held three meetings during the fiscal year ended December 31, 1996.

     The members of the nominating and compensation committee are Agnieszka Winkler, who serves as Chairman, Lee M. Hydeman, Joe M. Kilgore and James T. Lloyd. The compensation committee's primary responsibilities are to nominate persons for election as directors of the Company, to administer and make recommendations to the Board regarding the Company's bonus and stock option plans and to review the compensation arrangements relating to officers of the Company. The compensation committee held five meetings during the fiscal year ended December 31, 1996.

     The members of the strategic planning committee are Donald L. Beck, who serves as Chairman, John R. Hardesty, Lee M. Hydeman, Robert W. Reding and Wayne
L. Stern. The strategic planning committee's primary responsibilities are to analyze and develop the Company's route structure. The strategic planning committee held six meetings during the fiscal year ended December 31, 1996.

     The members of the audit and ethics committee are Barrie K. Brunet, who serves as Chairman, John R. Hardesty, Lee M. Hydeman and Wayne L. Stern. The audit and ethics committee's primary responsibilities are to review the Company's financial statements, to recommend the appointment of the Company's independent public accountants, to review the overall scope of the audit, to review the Company's credit and other financing arrangements, and to establish and monitor ethical policies applicable to the Company's management. The audit and ethics committee held five meetings during the fiscal year ended December 31, 1996.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of March 31, 1997, certain information with respect to the Company's Common Stock owned of record or beneficially by
(i) each director of the Company; (ii) the Named Executives (as defined under the caption "Executive Compensation"); (iii) all executive officers and directors of the Company as a group; and (iv) each person or entity known to the Company to own beneficially more than 5% of any class of voting security of the Company.
                                                   Amount             Percent
                                                Beneficially            of
Name of Beneficial Owner                          Owned(1)         Ownership(2)

Officers and Directors:

     Donald L. Beck                                15,000                *
     Barrie K. Brunet                              60,000                *
     Jeffrey C. Buckio                             13,026                *
     Jeffrey T. Fisher                             12,063                *
     John R. Hardesty                              57,000(3)             *
     Lee M. Hydeman                                56,000                *
     Joe M. Kilgore                                60,000                *
     James T. Lloyd                                11,000                *
     Robert W. Reding                              87,630                *
     Robert M. Rowen                               39,880                *
     Paul H. Tate                                  25,130                *
     Wayne L. Stern, M.D.                         275,848(4)            2.6%
     Agnieszka Winkler                             60,000                *
     All executive officers and                   808,744(5)            7.6%
     directors as a group (17 persons)(5)

5% Stockholders:
     Fidelity Management & Research Company
     82 Devonshire St.
     Boston, MA 02109                             934,800(6)            9.0%

*Less than 1%.

     (1) Includes the following number of shares subject to options exercisable within 60 days of March 31, 1997: Mr. Buckio: 13,000; Mr. Fisher: 12,000; Mr.
Hardesty:  20,000; Mr. Hydeman:  26,000; Mr. Lloyd: 10,000; Mr. Reding:  44,500;
Mr. Rowen: 39,000; Ms. Winkler: 60,000. Includes 130 shares each held for the benefit of Mr. Reding, Mr. Rowen and Mr. Tate, 63 shares held for the benefit of Mr. Fisher, and 26 shares held for the benefit of Mr. Buckio in the Company's 401(k) Plan. Shares held in the 401(k) Plan are subject to disposition by the beneficial holder thereof and are voted by a 401(k) Plan Committee unless the Committee determines to pass such vote through to the beneficial holders. Includes 1,000 shares obtainable by Mr. Lloyd upon the conversion of convertible notes held in an IRA.
     (2) Based on 10,433,120 shares of Common Stock outstanding as of March 31, 1997. The Percent of Ownership is determined by assuming that in each case the person only, or the group only, exercised his or her rights to purchase all shares of Common Stock underlying outstanding stock options and warrants, including those not currently exercisable.
     (3) Includes 37,000 shares held by a corporation owned by Mr. Hardesty.
     (4) Includes 50,324 shares held beneficially and of record by Dr. Stern's spouse and 10,000 shares held beneficially and of record by Dr. Stern's children.
     (5) Includes 262,500 shares subject to options exercisable within 60 days of March 31, 1997 and 646 shares held in the Company's 401(k) Plan.
     (6)Voting power over these shares resides with the Board of Trustees of Fidelity Advisor Strategic Opportunities Fund.

                             EXECUTIVE COMPENSATION
Summary Compensation Table

         The following table shows, for the fiscal years ending December 31, 1994, 1995, and 1996, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the Company's five executive officers who were highest paid in 1996 (the "Named Executives").

                                                                                                Long Term Compensation
                                       Annual Compensation                                                Awards

                     (a)           (b)         (c)         (d)             (e)           (f)            (g)             (h)
                                                                          Other                      Securities         All
                  Name and                                               Annual      Restricted      Underlying        other
                  Principal                                              Compen-        Stock       Options/SARs      Compen-
                 Position(1)      Year     Salary ($)  Bonus ($)(2)     sation(3)    Award(s)($)        (#)          sation(4)
Robert W. Reding                  1996       164,500      30,327            0            N/A             0              300
Chief Executive Officer           1995       153,375       300              0            N/A           60,000           300
and President                     1994       135,992        0               0            N/A         109,800(5)         300

Jeffrey C. Buckio                 1996       98,562        327              0            N/A           60,000           300
Vice President - Maintenance      1995       64,500        300              0            N/A           27,000            0
and Engineering                   1994       62,650         0               0            N/A             0               0

Jeffrey T. Fisher                 1996       103,000      20,327            0            N/A             0              300
Vice President -                  1995       93,417        300           26,513          N/A             0              300
Corporate Development             1994       13,183         0            10,571          N/A           90,000            0

Robert M. Rowen                   1996       103,000      20,327            0            N/A             0              300
Vice President, General Counsel   1995       102,250       300           29,562          N/A             0              300
and Secretary                     1994       67,803         0             5,585          N/A         97,200(5)          300

Paul H. Tate                      1996       103,000      20,327            0            N/A             0              300
Vice President - Finance and      1995       102,623       300              0            N/A             0              300
Chief Financial Officer           1994       99,403         0            13,361          N/A         97,200(5)          300

---------------------------
     (1) See "Election of Directors" for information with respect to the positions held by Mr. Reding. Messrs. Buckio, Fisher, Rowen and Tate joined the Company on, respectively, January 1, 1992; November 2, 1994; April 13, 1994 and September 20, 1993. Mr. Tate resigned in January 1997 and Mr. Fisher was then appointed Chief Financial Officer.
     (2) $300 in 1995 and $327 in 1996 reflect payments under the company's profit sharing plan. Remaining amounts reflect bonuses related to the successful completion of a public offering in 1995.
     (3) Amounts indicated were in payment or reimbursement of moving expenses.
     (4) Amounts indicated are the $300 annual Company match to the 401(k) Plan. Does not include the value of a $30,000 rental car credit available to the Company's officers as a group.
     (5) 10,800 of the options awarded to Mr. Reding and 7,200 of the options award to each of Mr. Rowen and Mr. Tate were canceled in early 1995 due to the non-attainment of certain performance criteria.

Stock Options

         The following table sets forth stock options granted under the Company's 1992 Stock Option Plan to the Named Executives during 1996. The Company has never granted stock appreciation rights.

                        Option Grants in Last Fiscal Year
           (a)            (b)              (c)           (d)          (e)          (f)           (g)
                                          % of                                         Potential
                       Number of          Total                                   Realizable Value at
                       Securities        Options                                     Assumed Annual
                       Underlying      Granted to      Exercise                   Rates of Stock Price
                        Options         Employees      or Base      Expira-           Appreciation
                        Granted         in Fiscal       Price        tion           for Option Term
          Name            (#)             Year          ($/Sh)      (Date)       5% ($)        10% ($)
          ----            ---             ----          ------      ------       ------        -------

Jeffrey C. Buckio      60,000(1)          9.0%          $8.63       2/8/06      $326,214       $823,302


---------------------------
     (1) Exercisable as follows: 4,500 shares on February 8, 1997; 7,500 shares on February 8, 1998; 10,500 shares on February 8, 1999; 10,500 shares on February 8, 2000; 13,500 shares on February 8, 2001; and 13,500 shares on February 8, 2002. The stock option plan provides for acceleration of options upon certain events deemed to constitute a change in control, including a substantial change in the directors constituting the Board of Directors without approval of the existing Board; a merger or recapitalization in which the Company is not the controlling corporation; and the ownership by any one person or entity of more than 40% of the common stock of the Company.
Option Exercises and Holdings

         The following table sets forth, with respect to the Named Executives, information concerning the exercise of options during the fiscal year ended December 31, 1996, and the unexercised options held as of December 31, 1996:

                              Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values
(a)                     (b)              (c)                   (d)                                (e)
                                                                                         Value of Unexercised
                                       Actual         Number of Unexercised              In-the-Money Options
                  Shares Acquired       Value         Options at FY-End (#)                  at FY-End ($)
                                                      ---------------------                  -------------
Name              On Exercise (#)     Realized      Exercisable  Unexercisable      Exercisable Unexercisable(1)
Robert W. Reding       38,000         $216,790       34,000       137,000            $97,632       $195,144
Jeffrey C. Buckio       5,000         $23,670        2,500        85,500             $5,608        $67,397
Jeffrey T. Fisher       7,000         $48,073        12,000       71,000             $26,916       $159,253
Robert M. Rowen           0           $0             24,000       66,000             $53,832       $148,038
Paul H. Tate            4,000         $33,220        35,000       51,000             $78,505       $114,393


     (1) Values are calculated by subtracting the exercise price from the closing price of the stock as of the fiscal year-end. The closing price for the Common Stock of the Company on December 31, 1996, was $7.313 per share.


Employment Contracts

     The Company has employment agreements with certain of its executive officers. Each of the contracts provides for reimbursement of moving expenses incurred by the individual in relocating to Reno (subject to a cap) and a continuation of the officer's salary for six months following the death of the officer or a termination of his employment with the Company. Each employment agreement may be terminated by the respective officer at any time.

Compensation Committee Interlocks and Insider Participation

     The members of the Company's Compensation Committee are Ms. Winkler and Messrs. Hydeman, Kilgore and Lloyd. From April 1, 1994, through September 22, 1995, Mr. Hydeman served as Chief Executive Officer of the Company without cash compensation.

Report of the Nominating and Compensation Committee

     The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company and reviews and establishes specific compensation plans, salaries, bonuses and other benefits payable to the Company's executive officers, including the Chief Executive Officer. Following review and approval by the Committee, all issues pertaining to executive compensation are submitted to the entire Board of Directors for review and approval.

     In 1996, the Company contracted with a nationally recognized compensation consulting firm to provide market data such that a comprehensive compensation strategy for the Company could be developed. Additionally, the Committee retained the services of an independent compensation consultant to provide a further overview. The compensation review encompassed both executive and broad based compensation programs. The process included, but was not limited to, a review of market practices and compensation data for domestic airlines of comparable size (revenue) and markets as well as practices for major carriers. The review included base salaries, annual incentives, long term incentives and employee benefits.

     In November 1996, the Committee adopted the following objectives for both executive and broad based employee compensation programs, in order to align compensation strategy with corporate strategy for maximum corporate profitability:

     Develop a strong and ongoing linkage between employee performance and the creation of stockholder value.

     Provide a total compensation program to attract, develop, motivate and retain exceptional employees.

     Achieve competitiveness of total compensation over time.

     Focus upon variable and incentive  compensation to control fixed costs, and
to  provide  the  opportunity   for  substantive   rewards  based  upon  Company
performance.

     The Committee determined to place emphasis upon merit based compensation, and has set in place a number of short (cash bonus) and long term (stock) incentive compensation programs for both executive and non-executive level employees. The Committee believes it is imperative for the Company to tie its long term growth and profitability strategy to long term programs.

     Key to this strategy is the approval by stockholders of an amendment to the Company's Stock Option Plan which provides for sufficient option grants to enable top performers to increase their ownership horizon over time. The Committee intends that long term incentives (stock options) will also be made available to a broader group of employees, most notably those in managerial and supervisory roles, as well as key individual contributors below the executive level.

Executive Compensation

     Since its inception, Reno Air has targeted executive compensation at significantly below market norms for comparable companies. This practice was maintained during 1996. Executives did not receive any increase to their base salaries. A discretionary bonus was awarded to certain members of the executive staff, including the Chief Executive Officer, in the third quarter of 1996 related to the successful completion of a public offering in 1995. The amount of the bonus was determined in recognition of each individual's contribution to the offering.

     The Board of Directors approved an officer incentive program for 1996, contingent upon realization by the Company of not less than $3.6 million of net profit in 1996. No awards were made under this program.

     In November 1996, the Committee determined to target executive base salaries conservatively within a range comparison established for each officer's position by bench marking compensation at companies with comparable size including other airlines. The Committee also approved an executive incentive compensation plan for 1997 based upon the attainment of specified corporate and individual objectives. Individual performance objectives will be reviewed semi-annually. The evaluation of company performance objectives will be reviewed at the conclusion of 1997. Payout will be contingent upon both the attainment of objectives and the achievement of profitability.

     The Committee seeks to grant additional stock options to executives and non-executive employees annually based upon the Company's performance and each employees' individual contributions to growth and profitability. All options will be granted with an exercise price equal to the fair market value of the Company's common stock at the time of grant.

1996 CEO Compensation

     Mr. Reding's base salary is based upon the same criteria as other executive officers. In 1996, Mr. Reding did not receive an increase in his base salary or additional options.

Profit Sharing Plan

     The Company's profit sharing plan provides for a profit sharing bonus to be granted to all full time employees who satisfy the length of service eligibility requirements (employees with at least six months of service) in an amount up to 10% of the Company's quarterly pre-tax net income. In 1996, each of the Company's executive officers who satisfied the length of service requirements participated with all other full time employees in receiving $327 each in profit sharing bonuses.

Relationship of Corporate Performance to Compensation

     The Committee believes that it is imperative to provide total compensation that is competitive and rewards performance to both attract and retain excellent contributors. In evaluating the performance of the Company's executives, the Committee considers it appropriate to assess the competitive environment in which the Company has operated and the Company's relative performance as compared to its competitors. This forms the basis for assessing individual and corporate performance.


                                        NOMINATING AND
                                        COMPENSATION COMMITTEE

                                                     Agnieszka Winkler, Chairman
                                                     Lee M. Hydeman
                                                     Joe M. Kilgore
                                                     James T. Lloyd

Performance Graph

     Comparison of Cumulative Total Stockholder Return for the Company, the NASDAQ Composite Index and the Dow Jones 20 Transportation Companies Index.

     The graph below assumes $100 is invested on May 28, 1992 in each of the following: the Company's Common Stock, the NASDAQ Composite Index (U.S.), and the Dow Jones 20 Transportation Companies Index, and compares the cumulative total return of such investments for the period from May 28, 1992 (the date the Company's Common Stock in effect commenced trading on the NASDAQ System) until December 31, 1996. From May 28, 1992, until March 7, 1993, the Company's Common Stock traded only as units consisting of two shares of stock and one common stock purchase warrant.

                               [GRAPHIC OMITTED]

                  May 28,       December 31,   December 31,     December 31,    December 31,      December 31,
                    1992            1992           1993             1994            1995              1996
Company             $100            $242           $221             $125            $263              $244

NASDAQ
Composite Index     $100            $130           $150             $147            $207              $254

Dow Jones 20
Transportation
Companies           $100            $106           $129             $106            $145              $165

Director Compensation

     In 1996, the Company's outside directors received fees of $2,000 per regularly scheduled meeting of the Board of Directors attended in person and $1,000 per calendar quarter, in addition to reimbursement of their expenses incurred in connection with attending meetings of the Board of Directors. Committee members also received $1,000 for each meeting of the Committee attended in person, other than meetings held in connection with meetings of the Board of Directors.

            PROPOSAL TO AMEND AND RESTATE THE 1992 STOCK OPTION PLAN

     On March 24, 1997, the Board of Directors approved an amendment to the 1992 Stock Option Plan increasing the number of shares reserved for issuance under the plan by 1.7 million shares, to an aggregate of 4.6 million shares. The Board of Directors believes it is imperative to maintain a strong and ongoing linkage between employee performance and the creation of stockholder value through compensation programs that are tied to long term growth and profitability. To accomplish this, the Board of Directors intends to place increased emphasis on long term stock incentive programs for both executive and non-executive employees.

     Key to this strategy is the approval by stockholders of this proposal to amend and restate the Company's 1992 Stock Option Plan as the Reno Air Employee Stock Incentive Plan (the "New Plan"). As noted below, the increase in authorized shares is required in large part due to the Company's recent practice of broad-based grants of options to employees below the officer level.

     Adoption of the proposal is integral to the Company's strategic long-term plan to recruit, retain and develop key contributors to the Company. The New Plan will allow key contributors to attain a larger ownership position in the Company over time. Key contributors may include executives and non-executive employees, including managers, supervisors and individual contributors, as well as non-employee consultants to the Company.

     The proposal also modifies the plan to allow for the grant of incentive stock options, as well as non-qualified stock options. The proposal also amends the plan to provide that grants are available only to employees and consultants, and removes the eligibility of non-employee members of the Board of Directors for grants under the plan. It is intended that grants to members of the Board of Directors be provided under a separate plan, described under "Proposal to Adopt the Director Stock Option Plan." The proposal also modifies the plan to allow for other forms of stock-based awards, namely restricted stock and stock appreciation rights. The exercise price of any options granted under the New Plan shall be equal to or greater than the closing price of the Reno Air Common Stock on the day prior to the date of grant. A full copy of the New Plan is included as Exhibit A to this Proxy Statement.

     As amended and restated, the New Plan will allow for the grant of 4.6 million shares as incentive compensation. As discussed under "Report of the Nominating and Compensation Committee" incentive stock compensation is a key component of the Company's overall compensation strategy.

     Grants made to current executive officers of the Company account for approximately 34% of the grants made under the plan (928,000 shares). Grants to mid-level managers (employees below the level of Vice President) account for 710,000 options granted under the Plan. 592,000 shares have been utilized for options granted to former officers and directors of the Company and 545,000 shares have been utilized for grants to current non-employee directors of the Company. (The foregoing amounts are net of options canceled.) The Board of Directors is proposing a separate plan for outside directors of the Company in part to segregate the shares subject to each plan so that shares approved for employee options are not utilized to grant options to outside directors.

     Initial grants under the New Plan require Board approval and will be based on job level responsibility and performance criteria. The Board of Directors intends that annual refresher grants will be awarded under the same criteria.
The Board intends to authorize formula-based grants of options to middle managers promoted into manager-level positions (including station managers and sales managers). It is anticipated that future grants will vest (become exercisable) ratably over five years, and terminate within 60 days of the grantee's termination of employment (six months in the event such termination is due to death or disability). It is also anticipated that, in accordance with customary practice at public companies, the annual grants will result in the Company's top performers increasing their unvested stock ownership over time.

Recommendation

     The Board of Directors believes the proposal is in the best interest of the Company and its stockholders and unanimously recommends a vote FOR the proposal to amend and restate the 1992 Stock Option Plan.


            PROPOSAL TO ADOPT THE RENO AIR DIRECTOR STOCK OPTION PLAN

     The Board of Directors adopted the Reno Air Director Stock Option Plan on March 24, 1997, subject to stockholder approval, under which options to purchase up to 300,000 shares may be granted to non-employee members of the Company's Board of Directors. The Board of Directors believes it is important to maintain a strong and ongoing linkage between stockholder value and the interests of outside directors (i.e. members of the Board of Directors who are not employees of the Company). The Board of Directors believes that options granted to outside directors should not be drawn against options reserved for employees and, accordingly, proposes that outside director options be granted under a plan, the Reno Air Director Stock Option Plan, separate from the employee plan. A copy of the Director Stock Option Plan is included as Exhibit B to this Proxy Statement.

     As compared to the current practice under the 1992 Stock Option Plan, directors will receive smaller initial grants under the Director Stock Option Plan and annual refresher grants.

     Under  this  plan,   outside   directors   of  the  Company   will  receive
formula-based awards of non-qualified stock options. Individuals who are not current members of the Board and who become members of the Board after stockholder approval of the Plan will receive options to purchase 30,000 shares of the Company's Common Stock on the date of their election as a director, and options to purchase an additional 10,000 shares of the Company's Common Stock each year thereafter (provided they have served as a director for at least six months preceding their reelection to the Board.) Individuals who are current members of the Board will receive options to purchase an additional 10,000 shares of the Company's Common Stock in each June after they have served four full years on the Board. Directors must be reelected by stockholders in order to be eligible for annual refresher option grants.

     All options will be granted with an exercise price equal to the closing price of the Reno Air common stock on the last trading day prior to the date of grant. All options will vest ratably over three years, and will terminate 60 days after termination of the individual's membership on the Board of Directors (6 months if such termination is due to death or disability) unless extended by the Board of Directors. All options granted under the plan will be non-qualified options for tax purposes.

     If the amendment and restatement of the 1992 Stock Option Plan is approved, options will no longer be available under such plan for grant to outside directors of the Company. Accordingly, adoption of the Director Stock Option Plan would be necessary in order to allow the Company to attract qualified directors through the grant of options under a stockholder-approved plan.

     The Board of Directors believes that the Director Stock Option Plan will provide sufficient shares for director grants in the foreseeable future.

Recommendation

     The Board of Directors believes adoption of the Director Stock Option Plan is in the best interest of the Company and its stockholders and recommends a vote FOR the proposal to adopt the Director Stock Option Plan.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain federal income tax aspects of stock options to be granted under the foregoing plans, based upon the laws in effect on the date hereto.

     Non-Qualified  Stock Options.  With respect to non-qualified stock options:
(a) no income is recognized by the participant at the time the option is granted; (b) generally, upon exercise of the option, the participant recognizes ordinary income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise; and (c) at disposition, any appreciation after the date of exercise is treated either as long-term or short-term capital gain, depending on whether the shares were held for more than one year by the participant.

     Incentive Stock Options. Generally, no taxable income is recognized by an employee upon the grant of an incentive stock option ("ISO") or upon the exercise of an ISO during the period of his employment with the Company or within three months after termination. However, the exercise of an ISO may result in an alternative minimum tax liability to the employee. If a participant continues to hold the shares acquired upon exercise of an ISO for at least two years from the date of grant and one year from the date of exercise, upon the sale of the shares, any amount realized in excess of the option price will be taxed as long-term capital gain. If common stock acquired upon the exercise of an ISO is disposed of prior to the expiration of the one-year and two-year holding periods described above, the participant will generally recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise (or, if less, the amount realized on the disposition of the shares) over the option price. Any further gain recognized by the participant on such disposition will be taxed as short-term or long-term capital gain, depending on whether the shares were held for more than one year.

     Company Deductions. As a general rule, the Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that a participant recognizes ordinary income from awards under the Plan, to the extent such income is considered reasonable compensation under the Code.

                                 OTHER BUSINESS

     The Board of Directors of the Company knows of no other matters that will be presented at the Annual Meeting. However, if any other matters properly come before the meeting, or any adjournment thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

                              STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the next annual meeting of the Company's stockholders must be received by the Company for consideration for inclusion in the Company's 1998 Proxy Statement on or prior to December 22, 1997.


                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's financial statements for the years ended December 31, 1996 and 1995, have been audited by the firm Ernst & Young LLP, and the Company's financial statements for the year ended December 31, 1994 have been audited by the firm of Arthur Andersen LLP. Representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

     The Company engaged Ernst & Young LLP as its independent auditors for the fiscal year ending December 31, 1995, effective October 17, 1995, to replace the firm of Arthur Andersen LLP, who were dismissed at the same time. The decision to change accountants was approved by the Audit Committee of the Board of Directors of the Company.

     The report of Arthur Andersen LLP on the Company's financial statements for the two years ended December 31, 1993 and 1994 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     In connection with the audits of the Company's financial statements for each of the two years ended December 31, 1993 and 1994, and in the subsequent interim period, there were no disagreements with Arthur Andersen LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused Arthur Andersen LLP to make reference to the matter in their report.

     Following its audit of the Company's financial statements for the year ended December 31, 1993, Arthur Andersen LLP stated that its audit had disclosed conditions that it believed were material weaknesses in the Company's internal control structure. Arthur Andersen LLP further stated that such conditions were considered during its audit and that it did not modify the unqualified opinion they expressed on March 24, 1994, with regard to the Company's financial statements. The Board of Directors of the Company and the Audit Committee of the Board of Directors discussed such conditions with Arthur Andersen LLP and with management. Management had previously, in late 1993, initiated steps to correct such weaknesses and no such weaknesses were noted by Arthur Andersen LLP following its audit of the Company's financial statements for the year ended December 31, 1994. The Company has authorized Arthur Andersen LLP to respond fully to any inquiries from Ernst & Young LLP concerning such conditions.

                     ANNUAL REPORTS AND FINANCIAL STATEMENTS

     The Annual Report to Stockholders of the Company for the fiscal year ended December 31, 1996 (the "Annual Report") is being furnished simultaneously herewith. Such Annual Report and the financial statements included therein are not to be considered a part of this Proxy Statement.

     Upon the written request of any stockholder, management will provide, free of charge, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, including the financial statements and schedules thereto. Requests should be directed to Secretary, Reno Air, Inc., 220 Edison Way, Reno, Nevada 89502.

     The information under the caption "Report of the Nominating and Compensation Committee" and under the caption "Performance Graph" shall not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company expressly states in any such filing that the information under either or both such captions is incorporated by reference therein.

                              COST OF SOLICITATION

     The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitation by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Company may reimburse them for any attendant expenses.

     It is important that your shares be represented at the meeting. You are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.

                                       By Order of the Board of Directors,



                                           ROBERT M. ROWEN
                                           Secretary

DATED:   April 11, 1997
         Reno, Nevada

                                                                       Exhibit A

                                 RENO AIR, INC.
                          EMPLOYEE STOCK INCENTIVE PLAN

The Reno Air Employee Stock Incentive Plan is a restatement of the Reno Air 1992 Stock Option Plan. Options granted under the Reno Air Stock Option Plan prior to its restatement are governed by the terms of the Plan as in existence prior to its restatement. Shares previously subject to options granted under the Reno Air Stock Option Plan, which become available for grant due to lapse or forfeiture of such options, become available for grant under the plan as restated.


SECTION 1.            Purposes

                  The purposes of the Reno Air Employee Stock Incentive Plan (the "Plan") are to enable Reno Air, Inc. (including any consolidated subsidiaries, the "Company") to attract, retain and reward employees and consultants and strengthen the existing mutuality of interests between such persons and the Company's stockholders by offering such persons an equity interest in the Company.

SECTION 2.            Types of Awards

                  2.1 Awards under the Plan may be in the form of (i) Stock Options; (ii) Stock Appreciation Rights; and/or (iii) Restricted Stock. An eligible employee may be granted one or more types of awards.

SECTION 3.            Administration

                  3.1 The Plan shall be administered by the Company's Board of Directors (the "Board") or such committee of directors as the Board shall designate (the "Committee"), which shall consist of not less than two directors each of whom is (a) a non-employee director, as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934 or any successor rule, and (b) an outside director satisfying the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor thereto (the "Code"). The members of the Committee shall serve at the pleasure of the Board. In the event and to the extent the Board does designate such a Committee, references herein to the Board shall be references to the Committee.

                  3.2 The Board shall have the following authority with respect to awards under the Plan: to grant awards to eligible employees under the Plan; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any award granted under the Plan; and to otherwise supervise the administration of the Plan. In particular, and without limiting its authority and powers, the Board shall have the authority:

                           (a) to determine whether and to what extent any award or combination of awards will be granted hereunder, including whether any awards will be granted in tandem with each other;

                           (b) to select the employees to whom awards will be granted;

                           (c) to determine the number of shares of the common stock of the Company (the "Stock") to be covered by each award granted hereunder subject to the limitations contained herein;

                           (d) to determine the terms and conditions of any award granted hereunder, including, but not limited to, any vesting or other restrictions based on such performance objectives (the "Performance Objectives") and such other factors as the Board may establish, and to determine whether the Performance Objectives and other terms and conditions of the award are satisfied;

                           (e) to determine the treatment of awards upon an employee's retirement, disability, death, termination for cause or other termination of employment, to the extent not otherwise set forth herein;

                           (f) to determine pursuant to a formula or otherwise the fair market value of the Stock on a given date; provided, however, that if the Board fails to make such a determination, fair market value of the Stock on a given date shall be the last reported sales price of the Stock on the Nasdaq National Market (or the principal exchange upon which the Stock is traded) on the last preceding date on which such price was reported;

                           (g) to determine that amounts equal to the amount of any dividends declared with respect to the number of shares covered by an award (i) will be paid to the employee currently or (ii) will be deferred and deemed to be reinvested or (iii) will otherwise be credited to the employee, or that the employee has no rights with respect to such dividends;

                           (h) to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an award will be deferred either automatically or at the election of an employee, including providing for and determining the amount (if any) of deemed earnings on any deferred amount during any deferral period;

                           (i) to provide that the shares of Stock received as a result of an award shall be subject to a right of first refusal, pursuant to which the employee shall be required to offer to the Company any shares that the employee wishes to sell, subject to such terms and conditions as the Board may specify; and

                           (j) to amend the terms of any award, prospectively or retroactively; provided, however, that no amendment shall impair the rights of the award holder without his or her written consent.

                  3.3 If the Plan is administered by the Committee, the Committee shall have the right to designate awards as "Performance Awards." Awards so designated shall be granted and administered in a manner designed to preserve the deductibility of the compensation resulting from such awards in accordance with Section 162(m) of the Code. The grant or vesting of a Performance Award shall be subject to the achievement of Performance Objectives established by the Committee based on one or more of the following criteria, in each case applied to the Company on a consolidated basis and/or to a business unit and which the Committee may use as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies: sales, costs, operating profits, operating profits before interest expense and taxes, net earnings, earnings per share, return on equity, debt to equity ratio, market share, stock price, economic value added, and market value added employee retention/turnover.

                  The Performance Objectives for a particular Performance Award relative to a particular fiscal year shall be established by the Committee in writing no later than 90 days after the beginning of such year. The Committee's determination as to the achievement of Performance Objectives relating to a Performance Award shall be made in writing. The Committee shall have discretion to modify the Performance Objectives or vesting conditions of a Performance Award only to the extent that the exercise of such discretion would not cause the Performance Award to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code.

                  3.4 All determinations made by the Board pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

SECTION 4.            Stock Subject to Plan

                  4.1 The total number of shares of Stock which may be issued under the Plan shall be 4,600,000 shares (subject to adjustment as provided below). Such shares may consist of authorized but unissued shares or treasury shares. The exercise of a Stock Appreciation Right for cash or the payment of any other award in cash shall not count against this share limit.

                  4.2 To the extent a Stock Option terminates without having been exercised, or an award terminates without the employee having received payment of the award, or shares awarded are forfeited, the shares subject to such option or award shall again be available for distribution in connection with future awards under the Plan. Shares of Stock equal in number to the shares surrendered in payment of the option price, and shares of Stock which are withheld in order to satisfy federal, state or local tax liability, shall not count against the above limit, and shall again be available for grants under the Plan.

                  4.3 No employee shall be granted Stock Options, Stock Appreciation Rights, and/or Restricted Stock or any combination of the foregoing with respect to more than 250,000 shares of Stock in any fiscal year (subject to adjustment as provided in Section 4.4).

                  4.4 In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, Stock dividend, Stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Stock, a substitution or adjustment, as may be determined to be appropriate by the Board in its sole discretion, shall be made in the aggregate number of shares reserved for issuance under the Plan, the number of shares as to which awards may be granted to any individual in any fiscal year, the number of shares subject to outstanding awards and the amounts to be paid by award holders or the Company, as the case may be, with respect to outstanding awards; provided, however, that no such adjustment shall increase the aggregate value of any outstanding award.

SECTION 5.            Eligibility

                  5.1 Employees of the Company, including officers, are eligible to be granted awards under the Plan. Directors of the Company who are not employees are not eligible to be granted awards under the Plan. The participants under the Plan shall be selected from time to time by the Board, in its sole discretion, from among those eligible. As used throughout this Plan, the term employee includes paid consultants to the Company, except that consultants shall not be eligible to receive Incentive Stock Options.

SECTION 6.            Stock Options

                  6.1 The Stock Options awarded to employees under the Plan may be of two types: (i) Incentive Stock Options within the meaning of Section 422 of the Code or any successor provision thereto; and (ii) Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

                  6.2 Subject to the following provisions, Stock Options awarded to employees under the Plan shall be in such form and shall have such terms and conditions as the Board may determine:

                           (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Board, but shall not be less than the fair market value of the Stock on the date of the award of the Stock Option.

                           (b) Option Term. The term of each Stock Option shall be fixed by the Board, but shall not be more than ten (10) years from the date the option is granted.

                           (c)   Exercisability.    Stock   Options   shall   be
         exercisable at such time or times and subject to such terms and conditions as shall be determined by the Board. The Board may waive such exercise provisions or accelerate the exercisability of the Stock Option at any time in whole or in part.

                           (d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment of the purchase price. Payment of the purchase price shall be made in such manner as the Board shall permit, which may include cash (including cash equivalents), delivery of shares of Stock already owned by the optionee or subject to awards hereunder, "cashless exercise", any other manner permitted by law determined by the Board, or any combination of the foregoing. If the Board determines that a Stock Option may be exercised using shares of Restricted Stock, then unless the Board provides otherwise, the shares received upon the exercise of a Stock Option which are paid for using Restricted Stock shall be restricted in accordance with the original terms of the Restricted Stock award.

                           (e) No Stockholder Rights. An optionee shall have neither rights to dividends or other rights of a stockholder with respect to shares subject to a Stock Option until the optionee has given written notice of exercise and has paid for such shares.

                           (f) Surrender Rights. The Board may provide that options may be surrendered for cash upon any terms and conditions set by the Board.

                           (g) Non-transferability. Unless otherwise provided by the Board, (i) Stock Options shall not be transferable by the optionee other than by will or by the laws of descent and distribution, and (ii) during the optionee's lifetime, all Stock Options shall be exercisable only by the optionee or by his or her guardian or legal representative.

                           (h) Termination of Employment. Following the termination of an optionee's employment with the Company, the Stock Option shall be exercisable to the extent determined by the Board. The Board may provide different post-termination exercise provisions with respect to termination of employment for different reasons. The Board may provide that, notwithstanding the option term fixed pursuant to
         Section 6.2(b), a Stock Option which is outstanding on the date of an optionee's death shall remain outstanding for an additional period after the date of such death.

                  6.3 No Incentive Stock Option shall be awarded more than ten years after the effective date of the Plan specified in Section 13. No Incentive Stock Option granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, as defined in Section 424 of the Code, shall (A) have an option price which is less than 110% of the fair market value of the Stock on the date of award of the Incentive Stock Option or (B) be exercisable more than five years after the date such Incentive Stock Option is awarded.

SECTION 7.            Stock Appreciation Rights

                  A Stock Appreciation Right awarded to an employee shall entitle the holder thereof to receive payment of an amount, in cash, shares of Stock or a combination thereof, as determined by the Board, equal in value to the excess of the fair market value of the number of shares of Stock as to which the award is granted on the date of exercise over an amount specified by the Board. Any such award shall be in such form and shall have such terms and conditions as the Board may determine. The grant shall specify the number of shares of Stock as to which the Stock Appreciation Right is granted.

SECTION 8.            Restricted Stock

                  Subject to the following provisions, all awards of Restricted Stock to employees shall be in such form and shall have such terms and conditions as the Board may determine:

                           (a) The Restricted Stock award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest. The grant and/or the vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company, upon the attainment of specified Performance Objectives or upon such other criteria as the Board may determine.

                           (b) Stock certificates representing the Restricted Stock awarded to an employee shall be registered in the employee's name, but the Board may direct that such certificates be held by the Company on behalf of the employee. Except as may be permitted by the Board, no share of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by the employee until such share has vested in accordance with the terms of the Restricted Stock award. At the time Restricted Stock vests, a certificate for such vested shares shall be delivered to the employee (or his or her designated beneficiary in the event of death), free of all restrictions.

                           (c) The Board may provide that the employee shall have the right to vote or receive dividends on Restricted Stock. Unless the Board provides otherwise, Stock received as a dividend on, or in connection with a stock split of, Restricted Stock shall be subject to the same restrictions as the Restricted Stock.

                           (d) Except as may be provided by the Board, in the event of an employee's termination of employment before all of his or her Restricted Stock has vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of Restricted Stock which have not vested shall be forfeited, and the Board may provide that (i) any purchase price paid by the employee shall be returned to the employee or (ii) a cash payment equal to the Restricted Stock's fair market value on the date of forfeiture, if lower, shall be paid to the employee.

                           (e) The Board may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of the employee's Restricted Stock, other than Performance Awards whose vesting was made subject to satisfaction of one or more Performance Objectives (except that the Board may waive conditions or restrictions with respect to Performance Awards if such waiver would not cause the Performance Award to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code).

SECTION 9.            Election to Defer Awards

                  The Board may permit an employee to elect to defer receipt of an award for a specified period or until a specified event, upon such terms as are determined by the Board.

SECTION 10.           Tax Withholding

                  10.1 Each employee shall, no later than the date as of which the value of an award first becomes includible in such person's gross income for applicable tax purposes, pay to the Company, or make arrangements satisfactory to the Board regarding payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the employee.

                  10.2 To the extent permitted by the Board, and subject to such terms and conditions as the Board may provide, an employee may elect to have the withholding tax obligation, or any additional tax obligation with respect to any awards hereunder, satisfied by (i) having the Company withhold shares of Stock otherwise deliverable to such person with respect to the award or (ii) delivering to the Company shares of unrestricted Stock. Alternatively, the Board may require that a portion of the shares of Stock otherwise deliverable be applied to satisfy the withholding tax obligations with respect to the award.

SECTION 11.           Amendments and Termination

                  The Board may discontinue the Plan at any time and may amend it from time to time, provided, that any amendment to the Plan increasing the number of authorized shares or providing a material increase in the value of awards granted under the Plan or materially increasing the cost of the Plan to the Company shall require shareholder approval. No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the award holder's written consent.

SECTION 12.           General Provisions

                  12.1 Each award under the Plan shall be subject to the requirement that, if at any time the Board shall determine that (i) the listing, registration or qualification of the Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body or (iii) an agreement by the recipient of an award with respect to the disposition of Stock is necessary or desirable (in connection with any requirement or interpretation of any federal or state securities law, rule or regulation) as a condition of, or in connection with, the granting of such award or the issuance, purchase or delivery of Stock thereunder, such award shall not be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Board.

                  12.2 Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements. Neither the adoption of the Plan nor any award hereunder shall confer upon any employee of the Company any right to continued employment.

                  12.3 Determinations by the Board under the Plan relating to the form, amount, and terms and conditions of awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

                  12.4 No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board or the Committee and all officers or employees of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

SECTION 13.           Effective Date of Plan

                  The Plan was effective on April 29, 1992. This restatement shall be effective on May 22, 1997, subject to approval by the Company's stockholders at the 1997 Annual Meeting of Stockholders.

                                                                       Exhibit B


                                 RENO AIR, INC.
                           DIRECTORS STOCK OPTION PLAN

SECTION 1.        Purposes

         The purposes of the Reno Air Directors Stock Option Plan (the "Plan") are to enable Reno Air, Inc. (including any consolidated subsidiaries, the "Company") to attract and retain directors of the Company and strengthen the existing mutuality of interests between such directors and the Company's stockholders by offering such directors an equity interest in the Company.

SECTION 2.        Authorization

         2.1 The total number of shares of common stock of the Company (the "Stock") which may be issued under the Plan shall be 300,000 shares (subject to adjustment as provided below). Such shares may consist of authorized but unissued shares or treasury shares.

         2.2 To the extent a stock option terminates without having been exercised, the shares subject to such option shall again be available for distribution in connection with future awards under the Plan.

         2.3 In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, Stock dividend, Stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Stock, a substitution or adjustment, as may be determined to be appropriate by the Board in its sole discretion, shall be made in the aggregate number of shares reserved for issuance under the Plan, the number of shares as to which awards shall be granted to any individual in any fiscal year, the number of shares subject to outstanding awards and the amounts to be paid by optionees, as the case may be, with respect to outstanding awards; provided, however, that no such adjustment shall increase the aggregate value of any outstanding award.

SECTION 3.        Administration

         3.1 The Plan shall be administered by the Company's Board of Directors.

         3.2 Each person who is not a member of the Board of Directors of the Company and who first becomes a director of the Company after May 22, 1997 (a "Qualified Director"), shall be granted, on the first trading day coincident with or immediately following the date of his or her election as a director, an option to purchase 30,000 shares of Stock. On the first trading day of June of each year commencing in June 1998, each Qualified Director then serving on the Board who has served for at least the preceding six months and each other non-employee director of the Company who has served for at least the preceding four years (and, in each case, who was reelected by stockholders), shall be granted an option to purchase an additional 10,000 shares of Stock. For purposes of this section, the term trading day shall mean a day on which the Stock is traded on a national securities exchange, on the Nasdaq National Market, or in the over-the-counter market. Notwithstanding the foregoing, if on any date on which stock options are to be granted, the remaining shares available for issuance under the Plan are insufficient to satisfy the grants then due, each director entitled to an option shall receive an option to purchase his or her pro rata portion of the remaining shares.

         3.3 Each option granted under the Plan shall have the following terms:

         (a)      General.  The option shall be a non-qualified option.

         (b) Option Price. The option price shall be the fair market value of the shares on the date of grant, determined as the last reported sales price of the Stock on the Nasdaq National Market (or the principal exchange upon which the Stock is listed) on the last preceding date for which such price was reported.

         (c) Term of Option. The option term shall be ten years from the date of grant (the "Option Expiration Date"), unless earlier terminated under section
(e).

         (d) Vesting. The option shall vest as to one-third of the shares subject to the option on each anniversary of the grant date.

         (e) Termination of Option. The option may be exercised at any time after it vests and prior to the first of the following to occur:

         (i) Sixty (60) days after the termination of the optionee's membership on the Board of Directors for any reason except the optionee's death or disability; provided that the Board of Directors of the Corporation may extend such sixty (60) day period up to a period not to exceed two years from such termination date, and such period shall be automatically extended during any period the Company's policies applicable to members of the Board of Directors would prohibit any sale of the underlying shares, but in no event shall such expiration date be extended beyond the Option Expiration Date, and

         (ii) Six (6) months after the termination of the optionee's membership on the Board of Directors by reason of the optionee's death or disability, provided that the Board of Directors of the Corporation may extend such six (6) month period up to a period not to exceed two years from such termination date, but in no event beyond the Option Expiration Date.

         (f) Payment of Exercise Price. The option price may be payable by cashier's or certified check, personal check, shares of common stock owned by the optionee, surrender of vested options (if approved by the Board of Directors) or for such other types of consideration as may have been approved by the Board of Directors.

         (g) Method of Exercise. The option may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment of the purchase price.

         (h) Non-transferability. No option shall be transferable by the optionee other than by the laws of descent and distribution. During the optionee's lifetime, all options shall be exercisable only by the optionee or by his or her guardian or legal representative.

         (i) No Stockholder Rights. An optionee shall have neither rights to dividends nor other rights of a stockholder with respect to shares subject to an option until the optionee has given written notice of exercise and has paid for such shares.

SECTION 4.        Tax Withholding

         4.1 Each optionee shall, no later than the date as of which the value of an award first becomes includible in such person's gross income for applicable tax purposes, pay to the Company, or make arrangements satisfactory to the Board regarding payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the optionee.

         4.2 To the extent permitted by the Board, and subject to such terms and conditions as the Board may provide, an optionee may elect to have the withholding tax obligation, or any additional tax obligation with respect to any awards hereunder, satisfied by (i) having the Company withhold shares of Stock otherwise deliverable to such person with respect to the award or (ii) delivering to the Company shares of unrestricted Stock. Alternatively, the Board may require that a portion of the shares of Stock otherwise deliverable be applied to satisfy the withholding tax obligations with respect to the award.

SECTION 5.        Amendments and Termination

         The Board may discontinue the Plan at any time and may amend it from time to time provided that any amendment (i) increasing the number of shares subject to the Plan, (ii) changing the grant formula set forth in Section 3.2 of the Plan, (iii) providing a material increase in the value of awards under the plan, or (iv) materially increasing the cost to the Company of the Plan shall require shareholder approval. No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the award holder's written consent.

SECTION 6.        General Provisions

         6.1 Each award under the Plan shall be subject to the requirement that, if at any time the Board shall determine that (i) the listing, registration or qualification of the Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body or (iii) an agreement by the recipient of an award with respect to the disposition of Stock is necessary or desirable (in connection with any requirement or interpretation of any federal or state securities law, rule or regulation) as a condition of, or in connection with, the granting of such award or the issuance, purchase or delivery of Stock thereunder, such award shall not be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Board.

         6.2 Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements. Neither the adoption of the Plan nor any award hereunder shall confer upon any optionee of the Company, any right to a continued position with the Company or membership on the Board.

         6.3 Determinations by the Board under the Plan relating to awards need not be uniform, and may be made selectively among persons who receive awards under the Plan, whether or not such persons are similarly situated.

         6.4 No member of the Board or the Board, nor any officer or employee of the Company acting on behalf of the Board or the Board, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board or the Board and all officers or employees of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

SECTION 7.        Effective Date of Plan

         The Plan shall be effective on May 22, 1997, subject to approval by the Company's stockholders at the 1997 Annual Meeting of Stockholders.